Exhibit 99.1

Atara Biotherapeutics Announces Third Quarter 2015

Financial Results

South San Francisco, Calif., November 5, 2015 – Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a biopharmaceutical company focused on developing meaningful therapies for patients with unmet medical needs in diseases that have seen limited therapeutic innovation, today reported operational highlights and financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Operational Highlights

•	Completed an underwritten follow-on public offering of common stock raising net proceeds of approximately $193.9 million in July 2015.
•	Collaborating investigator at Memorial Sloan Kettering Cancer Center (MSK) presented clinical data on WT1-CTL at the 15th International Myeloma Workshop.
•	Completed enrollment of the PINTA 745 Phase 2 clinical trial in End-Stage Renal Disease (ESRD) patients with Protein Energy Wasting (PEW).
•	Augmented executive team with the addition of Heather Turner as Vice President and General Counsel.

“We made substantial progress in our lead programs during the third quarter,” said Isaac Ciechanover, Chief Executive Officer and President of Atara Bio. “This includes completion of patient enrollment in our PINTA 745 Phase 2 clinical trial in ESRD patients with PEW, for which we plan to report top-line data in December of this year. In addition, we closed a follow-on public offering with the proceeds being used to further advance our pipeline programs, including the initiation of our two upcoming pivotal trials in our EBV-CTL program.”

Third Quarter 2015 Financial Results

•

The Company reported a net loss of $11.9 million, or $0.43 per share, for the third quarter of 2015, compared to a net loss of $5.9 million, or $4.20 per share, for the third quarter of 2014. Substantially all of our net losses have resulted from costs incurred in connection with our research and development programs and from general and administrative expenses associated with our operations.

•	Total research and development expenses increased to $8.1 million for the third quarter of 2015, compared to $4.2 million for the third quarter of 2014. The increase is primarily due to the following:
o	$2.6 million increase in spending for manufacturing costs associated with the production of clinical drug supply related to ATA 842 and preclinical development costs.
o

$2.3 million increase for employee and overhead cost primarily due to payroll-related costs driven by increased headcount, increased stock-based compensation expense, increased travel and increased outside service costs.

o

$1.6 million decrease in costs related to our cellular therapy programs due primarily to the upfront payment of $2.0 million recorded in the third quarter of 2014 for our exclusive option to license T-cell therapies from MSK.

•

General and administrative expenses increased to $4.1 million for the third quarter of 2015, compared to $1.7 million for the third quarter of 2014. The increase is primarily due to an increase in stock-based compensation and an increase in payroll, travel and facility-related costs driven by increased headcount and higher costs for legal and other outside services.

•

As of September 30, 2015, the company had $334.3 million in cash and cash equivalents and short-term available-for-sale investments. This amount includes $193.9 million of net proceeds from the Company’s follow-on public offering, which closed in July 2015.

About Atara Biotherapeutics, Inc.

Atara Biotherapeutics, Inc. is a biopharmaceutical company focused on developing meaningful therapies for patients with unmet medical needs in diseases that have seen limited therapeutic innovation, with an initial focus on muscle wasting conditions, oncology and viral-associated diseases. Atara Bio’s programs include molecularly targeted product candidates and T-cell product candidates. Molecularly targeted product candidates include PINTA 745, STM 434 and ATA 842. These product candidates target myostatin and activin, members of the TGF-beta family of proteins, and have demonstrated the potential to have therapeutic benefit in a number of clinical indications. The T-cell product candidates include EBV-CTL, CMV-CTL and WT1-CTL.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: the plan to report top-line data in December of this year for our PINTA 745 Phase 2 clinical trial in ESRD patients with PEW; the use of the proceeds from the Company’s follow-on public offering to further advance our programs including the initiation of the pivotal trials for the Company’s EBV-CTL programs; and the potential for the molecularly targeted product candidates to have therapeutic benefit in a number of clinical indications. Because such statements deal with future events and are based on Atara Bio’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara Bio could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including those discussed under the heading “Risk Factors” in Atara Bio’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 6, 2015, including the documents incorporated by reference therein, and subsequent filings with the SEC. Except as otherwise required by law, Atara Bio disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

INVESTOR & MEDIA CONTACT:

Tina Gullotta

Atara Biotherapeutics, Inc.

650-741-1613

tgullotta@atarabio.com

Atara Biotherapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$54,466	$21,897
Short-term available-for-sale investments	279,799	82,219
Prepaid expenses and other current assets	5,970	1,910
Total current assets	340,235	106,026
Property and equipment, net	46	48
Other assets	98	48
Total assets	$340,379	$106,122

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,853	$440
Accrued compensation	1,562	1,225
Income tax payable	1	1
Other accrued liabilities	3,034	1,058
Total current liabilities	6,450	2,724
Other long-term liabilities	181	216
Total liabilities	6,631	2,940

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of September 30, 2015 and December 31, 2014	—	—
Common stock—$0.0001 par value, 500,000,000 shares authorized; 28,326,096 and 19,692,937 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	3	2
Additional paid-in capital	410,556	144,169
Accumulated other comprehensive income (loss)	51	(100)
Accumulated deficit	(76,862)	(40,889)
Total stockholders’ equity	333,748	103,182
Total liabilities and stockholders’ equity	$340,379	$106,122

Atara Biotherapeutics, Inc.

Condensed Consolidated and Combined Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Expenses:
Research and development	$8,113	$4,241	$20,887	$9,332
Research and development costs paid to Amgen	—	—	—	1,066
In-process research and development license acquired from MSK	—	—	4,500	—
General and administrative	4,146	1,708	11,291	7,162
Total operating expenses	12,259	5,949	36,678	17,560
Loss from operations	(12,259)	(5,949)	(36,678)	(17,560)
Interest and other income	380	30	696	59
Loss before provision for income taxes	(11,879)	(5,919)	(35,982)	(17,501)
Provision (benefit) for income taxes	(11)	—	(9)	(22)
Net loss	$(11,868)	$(5,919)	$(35,973)	$(17,479)

Other comprehensive gain (loss), net of tax:
Unrealized gains (losses) on investments	117	(11)	151	(11)
Other comprehensive gain (loss)	117	(11)	151	(11)
Comprehensive loss	$(11,751)	$(5,930)	$(35,822)	$(17,490)

Net loss per common share:
Basic and diluted net loss per common share	$(0.43)	$(4.20)	$(1.46)	$(13.07)

Weighted-average common shares outstanding used to calculate basic and diluted net loss per common share	27,674,821	1,410,507	24,628,043	1,337,501